SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:
July 20, 2015
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CAPROCK OIL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51229	51-0482104
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11011 Richmond Avenue, Suite 525 Houston, Texas	77042
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (713) 479-7050

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws.

On July 17, 2015, Caprock Oil, Inc. (the “Company”) filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Nevada effecting a name change of the Company to Stack-It Storage, Inc. (the “Name Change”) and also effecting a reverse stock split of the Company's issued and outstanding Common Stock at a split ratio of 1-for-10 (the “Reverse Stock Split”).  The Name Change reflects the Company’s planned transition into the self-storage business while it continues to maintain its interests in a group of residual oil and gas properties for the foreseeable future.

As a result of the Reverse Stock Split, every ten pre-split shares of the Company's Common Stock, par value $0.01 per share, issued and outstanding immediately prior to July 16, 2015, have been automatically exchanged for one post-split share of Common Stock, par value $0.01 per share, with any fractional shares resulting from the exchange being rounded up to the nearest whole share.  The total number of shares of Common Stock that the Company is authorized to issue was not  reduced as a result of the Reverse Stock Split and remains 200,000,000 shares, par value $0.01 per share.

With the effectiveness of the Reverse Stock Split, proportionate adjustments have been made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities. This will result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of our Common Stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split.  The number of shares reserved for issuance pursuant to these securities was also reduced proportionately based upon the reverse stock split ratio of 1-for-10.

The Company has elected to treat the Reverse Stock Split as a non-mandatory exchange.  As a result, no letter of transmittal will be sent to the Company’s shareholders directing them to exchange their existing stock certificates.  Rather, shareholders will retain their existing pre-split stock certificates until such time as they are submitted to the Company’s transfer agent, First American Stock Transfer, Inc., for sale and will then be replaced by post-split stock certificates.

The Company is in the process of notifying the Financial Industry Regulatory Authority (“FINRA”) of the Name Change and Reverse Stock Split.  A copy of the Amended and Restated Certificate of Incorporation is attached as Exhibit 3.1 hereto and incorporated herein by reference.  The Certificate of Amendment was approved by the Company’s Board of Directors and by written consent of the holders of an aggregate of 69.8% of the Company’s outstanding Common Stock.

Item 9.01   Financial Statement and Exhibits.

(d)           Exhibits.

The following documents are filed herewith:

Exhibit No.	Description

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Caprock Oil, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CAPROCK OIL, INC.

July 20, 2015	By:	/s/ D. Hughes Watler, Jr.
D. Hughes Watler, Jr.
Chief Financial Officer